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Exhibit 13.1

Annual Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

    Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Banco de Chile (the “Company”), does hereby certify, to such officer’s knowledge, that:

    The Annual Report on Form 20-F for the fiscal year ended December 31, 2003 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 25, 2004

/s/ Pablo Granifo

Name:	Pablo Granifo
Title:	Chief Executive Officer

Date: June 25, 2004

/s/ Arturo Tagle

Name:	Arturo Tagle
Title:	Manager – Planning and Research Division Chief Financial Officer

    A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.